EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MEDIA RELATIONS	INVESTOR RELATIONS
Curt Ritter 212-492-8989	Susan Hyde 212-492-1151
critter@wpcarey.com	shyde@wpcarey.com
Media Kit: www.wpcarey.com/MediaKit
W. P. CAREY REPORTS FOURTH QUARTER AND
YEAR-END 2005 FINANCIAL RESULTS
     NEW YORK, NY, March 2, 2006 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the three and twelve-month periods ended December 31, 2005.
     W. P. Carey reported revenues of $41.9 million and $174.1 million and net income of $11.5 million and $48.6 million for the three and twelve-month periods ended December 31, 2005. W. P. Carey’s financial results for the twelve-month period of 2005 were lower than those for the year 2004 primarily as a result of revenues earned from the merger of two of its managed affiliated real estate investment trusts (REITs) in 2004. In September 2004, W. P. Carey liquidated its managed affiliated REIT, Carey Institutional Properties Incorporated (CIP®) through a merger with Corporate Property Associates 15 Incorporated (CPA®:15), which resulted in additional revenue of $42.1 million from performance incentive payments, additional revenue of $11.5 million in structuring payments, and increases in W. P. Carey’s net income, earnings per share, income from continuing operations, revenues, funds from operations, and cash flows from operating activities. In addition, prior to the merger, W. P. Carey acquired approximately $142 million of net leased properties from CIP®, income from which is fully reflected in the 2005 results.
QUARTERLY AND TWELVE-MONTH RESULTS
•	Total revenues for the three-month period were $41.9 million, as compared to $36.9 million for the same period in 2004. Total revenues for the twelve-month period were $174.1 million, as compared to $222.2 million during 2004. Excluding performance incentive and structuring payments of $53.6 million received in the CIP®/CPA®:15 merger, revenues would have been $168.6 million for the twelve-month period in 2004.

•	Income from continuing operations for the three-month period was $11.1 million, as compared to $5.7 million during the same period in 2004. For the twelve-month period, income from continuing operations was $42.9 million, as compared to $68.1 million for 2004.

•	Net income for the three-month period was $11.5 million, as compared to $4.1 million during the similar period in 2004. Net income for the twelve-month period was $48.6 million, as compared to $65.8 million during 2004.

•	Diluted earnings per share (EPS) for the three-month period were $0.30 as compared to $0.10 during the same period in 2004. Diluted EPS for the twelve-month period were $1.25 versus $1.69 for 2004.

•	Funds from Operations (FFO) for the three-month period, as per the attached schedule, which are calculated consistently with the Company’s prior FFO reporting, were $0.63 per diluted share, or $24.2 million, as compared to $0.53 per diluted share, or $20.7 million, for the comparable period in 2004. FFO for the twelve-month period were $2.53 per diluted share, or $98.6 million, as compared to $3.47 per diluted share, or $135.1 million, for 2004.

•	Cash flows from operating activities for the twelve-month period were $52.7 million, as compared to $98.8 million during 2004.

•	For the fourth quarter of 2005, total investments made by the Company on behalf of its Corporate Property Associates (CPA®) funds were $87 million, as compared to $55 million during the fourth quarter of 2004. For the fourth quarter of 2005, international transactions accounted for $42 million of the total investment volume, as compared to $31 million during the same period in 2004. Total investments for the twelve-month period were $865 million, as compared to $890 million for 2004. For the twelve-month period, international investments accounted for $468 million of this volume, as compared to $285 million for 2004.

•	The Board of Directors raised the quarterly cash dividend to $0.45 per listed share, from $0.448 per listed share, which was paid on January 15, 2006 to shareholders of record on December 31, 2005.
NEW ACCOUNTING PRONOUNCEMENTS
•	W. P. Carey is currently evaluating the impact of FIN 47, “Accounting for Contingent Asset Retirement Obligations,” which requires the Company to recognize asset retirement obligations that are conditional on a future event, such as the obligation to safely dispose of asbestos when a building is demolished or, under certain circumstances, renovated. In connection with the adoption of FIN 47, the Company will record a cumulative effect of a change in accounting principle as of December 31, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial position, results of operations, or FFO. Any adjustments necessary as a result of applying this pronouncement will be reflected in the Company’s December 31, 2005 report on Form 10-K to be filed with the Securities and Exchange Commission by March 16, 2006.
MANAGEMENT CHANGES
•	Effective November 21, 2005, Mark J. DeCesaris became Managing Director, Acting Chief Financial Officer and Chief Administrative Officer. Previously, Mr. DeCesaris was a consultant to the Company’s finance department since May 2005. He is a Certified Public Accountant and earned a BS in Accounting from King’s College.
SHARE REPURCHASE PROGRAM
•	On December 15, 2005, the Board of Directors approved a share repurchase program authorizing the Company to repurchase up to $20 million of the Company’s outstanding shares. The Company may repurchase these shares through open market transactions over a twelve-month period beginning December 16, 2005. The timing and amount of repurchase transactions will depend on market conditions and regulatory considerations, and may be suspended or discontinued at any time. By year-end 2005, the Company had repurchased more than $2.2 million in shares under this program.
DEBT REFINANCING
•	In 2005, the Company took advantage of low long-term interest rates and refinanced or placed new fixed rate financing on six properties totaling approximately $66.4 million at a weighted average interest rate of 5.10% for an average term of nine years. Net proceeds from these financings were primarily used to pay down short-term variable rate debt outstanding on the Company’s credit line.
DISPOSITIONS
•	In 2005, the Company sold nine domestic properties, three of which were vacant, for combined net proceeds of $45.4 million and recognized a net gain of $10.5 million. In addition, W. P. Carey also sold six properties on behalf of its affiliated income generating non-traded CPA® REITs for a total purchase price of approximately $48.4 million in 2005. The proceeds from these sales were received by the CPA® REITs.
GROWTH IN ASSETS UNDER MANAGEMENT
•	The Company is the advisor to the CPA® series of non-traded REITs, which had assets valued at approximately $5.5 billion at the beginning of 2005 and approximately $6.5 billion at year end, representing an increase of 18%.
UPCOMING EVENTS
•	Chief Operating Officer Thomas E. Zacharias will speak at The New York Society of Security Analysts 16th Annual REIT Conference at the Harvard Club in New York City at 10:40 AM on Thursday, March 30, 2006. A webcast of his presentation will be available at www.wpcarey.com.

•	President and Chief Executive Officer Gordon F. DuGan will speak at The New York University Real Estate Institute’s 11th Annual Symposium at The Millennium Broadway Hotel in New York City at 4:05 PM on Wednesday, April 5, 2006. Additional information can be found at www.wpcarey.com.

     Gordon F. DuGan, President and Chief Executive Officer of W. P. Carey & Co. LLC, said, “Our full year 2005 results are not directly comparable to our full year 2004 results because 2004 benefited significantly from the merger of two of our affiliated REITs in September 2004. Nevertheless, excluding the performance incentive and structuring payments received as a result of that merger, revenues in 2005 were up slightly as compared to those in 2004. This is a result of our growing asset management business as well as an increase in our lease revenue, which grew to $69.5 million in 2005 from $62.4 million in 2004 due to the additional properties we acquired from CIP® prior to its merger.
     “On a separate note, since the introduction of the first CPA® fund in 1979, W. P. Carey and its affiliates have paid to investors over $1.9 billion in quarterly cash distributions. Barring unforeseen circumstances, total distributions paid to investors are expected to exceed $2 billion in April 2006.”
CONFERENCE CALL & WEBCAST
     Please call at least 10 minutes prior to register for call.

Time:	Thursday, March 2, 2006 11:00 am (ET)

Call-in number:	1-800-289-0496 (International) 913-981-5519

Webcast:	www.wpcarey.com/earnings

Podcast:	www.wpcarey.com/podcast — Available after 2:00 PM (ET)

Replay:	Available after 1:00 PM. Call 1-888-203-1112
(International) 719-457-0820 with the access code 3018944
W. P. CAREY & CO. LLC
     Founded in 1973, W. P. Carey & Co. LLC is a leading global real estate investment firm. The Company provides asset management services to its CPA® series of income generating real estate funds. With $4.5 billion in equity capital, the W. P. Carey Group is one of the largest providers of net lease financing for corporations worldwide. The Group owns more than 675 commercial and industrial properties in 14 countries, representing over 95 million square feet, valued at more than $7.4 billion. www.wpcarey.com

     Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
(TABLES FOLLOW)
     This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for commercial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the company, reference is made to the company’s filings with the Securities and Exchange Commission.
###

W.P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
REVENUES:
Asset management revenue	$16,231	$15,446	$62,294	$61,194
Structuring revenue	2,775	1,760	28,197	45,168
Rental income	12,890	13,040	52,386	44,817
Interest income from direct financing leases	4,336	4,512	17,149	17,580
Incentive and subordinated disposition revenue from CIP ® merger	—	—	—	42,095
Other operating income	3,593	478	6,592	5,623
Revenues of other business operations	2,058	1,665	7,499	5,725

	41,883	36,901	174,117	222,202

OPERATING EXPENSES:
General and administrative	(15,652)	(11,301)	(55,184)	(50,985)
Depreciation	(3,141)	(3,048)	(11,939)	(10,954)
Amortization	(2,219)	(2,219)	(8,813)	(10,074)
Property expenses	(1,471)	(1,439)	(7,396)	(5,577)
Impairment charges and loan losses	(4,574)	(4,149)	(15,154)	(12,899)
Operating expenses of other business operations	(1,606)	(1,500)	(6,327)	(6,261)

	(28,663)	(23,656)	(104,813)	(96,750)

OTHER INCOME AND EXPENSES:
Other interest income	974	906	3,511	3,127
Income from equity investments	1,238	1,423	5,182	5,308
Minority interest in income	1,706	(160)	(264)	(1,499)
Gain on foreign currency transactions and other gains, net	2,030	653	1,305	1,222
Interest expense	(4,189)	(4,103)	(16,787)	(14,488)

	1,759	(1,281)	(7,053)	(6,330)

Income from continuing operations before income taxes	14,979	11,964	62,251	119,122
Provision for income taxes	(3,855)	(6,237)	(19,390)	(50,983)

Income from continuing operations	11,124	5,727	42,861	68,139

DISCONTINUED OPERATIONS:
Income from operations of discontinued properties	384	860	1,885	6,812
Gain on sale of real estate, net	1,355	77	10,474	89
Impairment charges on properties held for sale	(1,375)	(2,549)	(6,616)	(9,199)

Income (loss) from discontinued operations	364	(1,612)	5,743	(2,298)

NET INCOME	$11,488	$4,115	$48,604	$65,841

BASIC EARNINGS PER SHARE:
Income from continuing operations	$.29	$.15	$1.14	$1.82
Income (loss) from discontinued operations	.01	(.04)	.15	(.06)

Net income	$.30	$.11	$1.29	$1.76

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$.29	$.14	$1.10	$1.75
Income (loss) from discontinued operations	.01	(.04)	.15	(.06)

Net income	$.30	$.10	$1.25	$1.69

DIVIDENDS DECLARED PER SHARE:	$.450	$.442	$1.79	$1.76

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	37,762,361	37,476,406	37,688,835	37,417,918

Diluted	38,674,396	39,241,781	39,020,801	38,961,748

W.P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Revised) (1)
(in thousands)

	Twelve Months Ended December 31,
	2005	2004	2003
Cash flows from operating activities:
Net income	$48,604	$65,841	$62,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	21,623	22,298	19,340
Distribution received in excess of accumulated earnings and equity income in excess of distributions	479	(793)	(23)
Gain on sales of real estate and securities, net	(10,570)	(90)	(660)
Recognition of deferred gain on completion of development project	(2,000)	—	—
Minority interest in income	264	1,499	370
Straight-line rent adjustments	3,776	1,732	74
Management income received in shares of affiliates	(31,858)	(20,999)	(18,599)
Unrealized loss (gain) on foreign currency transactions and warrants	779	(790)	(130)
Impairment charges and loan losses	21,770	22,098	4,440
Deferred income taxes	1,549	8,827	9,769
Realized loss (gain) on foreign currency transaction	19	(430)	(556)
Costs paid by issuance of shares	201	168	215
(Decrease) increase in accrued taxes payable	(3,274)	2,099	(3,475)
Tax charge — share incentive plans	604	3,423	2,700
Amortization of unearned compensation	3,936	3,768	3,536
Deferred acquisition revenue received	8,961	5,978	1,495
Increase in structuring revenue receivable	(5,304)	(14,860)	(13,424)
Net changes in other operating assets and liabilities	(6,852)	(920)	(655)

Net cash provided by operating activities	52,707	98,849	67,295

Cash flows from investing activities:
Distributions received from equity investments in excess of equity income	6,164	6,933	3,503
Capital distributions from equity investment	—	—	6,582
Purchases of real estate and equity investments	—	(115,522)	(8,184)
Capital expenditures	(2,975)	(1,596)	(2,843)
Purchase of investment	(465)	—	—
Payment of deferred acquisition revenue to affiliate	(524)	(524)	(524)
Release of funds from escrow in connection with the sale of a property	—	7,185	—
Proceeds from sales of property and investments	45,542	6,548	24,395
Cash acquired on acquisition of subsidiary	—	—	1,300

Net cash provided by (used in) investing activities	47,742	(96,976)	24,229

Cash flows from financing activities:
Dividends paid	(67,004)	(65,073)	(62,978)
Contributions from minority interests	1,539	—	—
Distributions to minority interests	(355)	(1,101)	—
Scheduled payments of mortgage principal	(9,229)	(9,428)	(8,548)
Proceeds from mortgages and credit facility	121,764	170,000	82,683
Prepayments of mortgage principal and credit facility	(151,893)	(106,962)	(107,854)
Payment of financing costs	(797)	(1,238)	(391)
Proceeds from issuance of shares	4,400	6,649	7,789
Retirement of shares	(2,206)	(2,543)	—

Net cash used in financing activities	(103,781)	(9,696)	(89,299)

Effect of exchange rate changes on cash	(369)	179	830

Net (decrease) increase in cash and cash equivalents	(3,701)	(7,644)	3,055
Cash and cash equivalents, beginning of year	16,715	24,359	21,304

Cash and cash equivalents, end of year	$13,014	$16,715	$24,359

(1)	- W.P. Carey has revised the 2004 and 2003 consolidated statements of cash flows to present the operating portion of the cash flows attributable to our discontinued operations on a combined basis.

W. P. CAREY & CO. LLC
FUNDS FROM OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Net income	$11,488	$4,115	$48,604	$65,841
Gain on sale of real estate, net	(3,355)	(80)	(12,474)	(92)
Funds from operations of equity investees in excess of equity income	2,833	2,101	10,358	7,010

Depreciation, amortization, deferred taxes and other non-cash charges	6,396	7,132	27,094	39,113
Funds from operations applicable to minority investees in excess of minority income	(183)	(87)	(602)	(555)
Straight-line rents	1,119	793	3,821	1,724
Impairment charges and loan losses	5,949	6,698	21,770	22,098

Funds from operations	$24,247	$20,672	$98,571	$135,139

Per Share Reconciliation:

Diluted net income per share	$.30	$.10	$1.25	$1.69
Plus: Gain on sale of real estate, net	(.09)	(.00)	(.32)	(.00)
Plus: Funds from operations of equity investees in excess of equity income, net of minority interest	.07	.06	.25	.17
Plus: Depreciation and amortization, deferred taxes, straight-line rents and other non-cash charges	.20	.20	.79	1.04
Plus: Impairment charges and loan losses	.15	.17	.56	.57

Diluted funds from operations per share	$.63	$.53	$2.53	$3.47

Diluted weighted average shares outstanding	38,674,396	39,241,781	39,020,801	38,961,748

NON-GAAP FINANCIAL DISCLOSURE
W. P. Carey’s fourth quarter 2005 earnings press release and the aforementioned financials contain references to W. P. Carey’s definition of funds from operations (FFO), which is a non-GAAP financial measure. The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations as net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. W. P. Carey calculates its FFO in accordance with this definition and then make adjustments to add back certain non-cash charges to earnings, such as the amortization of intangibles, stock compensation and impairment charges on real estate, resulting in its FFO. W. P. Carey considers its definition of FFO to be an appropriate supplemental measure of operating performance because, by excluding these non-cash charges, it can be a helpful tool to assist in the comparison of the operating performance of W. P. Carey’s real estate between periods, or as compared to different companies. W. P. Carey’s definition of FFO should not be considered as an alternative to net income as an indication of its operating performance or to net cash provided by operating activities as a measure of its liquidity. FFO and adjusted FFO disclosed by other REITs may not be comparable to W. P. Carey’s FFO calculation. Please see the following tables for a reconciliation of W. P. Carey’s FFO to net income.